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                                                                    Exhibit 2(C)


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                                     *******

VIVA Designs U.S.A., Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, THAT THE CERTIFICATE OF INCORPORATION OF VIVA DESIGNS, U.S.A., INC. BE AMENDED BY CHANGING THE FIRST ARTICLE THEREOF SO THAT, AS AMENDED, SAID ARTICLE SHALL BE AND READ AS FOLLOWS:

         "The name of this Corporation shall be VIVA Medical Sciences Corp.".

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 288 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Michael Wexler, its President and attested by Maria Swan, its Secretary, this 14th day of December, 1993.

                                                   Viva Design U.S.A, Inc.
                                          -----------------------------------
                                          By:
                                              -------------------------------
                                                            President

ATTEST:

By:
    ---------------------------------
                  Secretary


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